Report of Independent
Registered Public
 Accounting Firm

To the Shareholders
 and Board of Directors of
Federated Intermediate
Government Fund, Inc:

In planning and performing
our audit of the financial
statements of Federated
Intermediate Government

Fund, Inc. (the "Fund")
as of and for the year
ended February
28, 2010, in accordance
with the standards of the
Public Company Accounting
Oversight
Board (United States), we
considered the Fund's internal
control over financial reporting,
including controls over
safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, but not for
the purpose of expressing an
opinion on the effectiveness
of the Fund's internal control
over financial reporting.
Accordingly, we express no
such opinion.

The management of the Fund is
responsible for establishing
and maintaining effective
internal control over financial
reporting. In fulfilling this
responsibility, estimates and
judgments by management
are required to assess the
expected benefits and related costs
of controls. A company's
internal control over financial
reporting is a process designed
to
provide reasonable assurance
regarding the reliability of
 financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
A company's internal control over
financial reporting
includes those policies and
 procedures that (1) pertain to
the maintenance of records that,
in reasonable detail, accurately
and fairly reflect the transactions
and dispositions of the
assets of the company; (2) provide
reasonable assurance that transactions
are recorded as
necessary to permit preparation of
financial statements in accordance
with generally
accepted accounting principles,
 and
that receipts and expenditures of
the company are
being made only in accordance
with authorizations of management
and directors of the
company; and (3) provide reasonable
assurance regarding prevention or
timely detection
of unauthorized acquisition, use or
disposition of a company's assets
that could have a
material effect on the financial
 statements.

Because of its inherent limitations,
internal control over financial
reporting may not
prevent or detect misstatements. Also,
 projections of any evaluation of
effectiveness to
future periods are subject to the
risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or
operation of a control does not
allow management or employees, in
the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies, in
internal control
over financial reporting, such that
there is a reasonable possibility that
a material
misstatement of the company's annual
or interim financial statements will not be prevented or detected on a timely basis.



Our consideration of the Fund's
internal control over financial
reporting was for the
limited purpose described in the
first paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material weaknesses
under standards
established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies
in the Fund's internal control over
financial reporting
and its operation, including controls
over safeguarding securities that we
consider to be a
material weakness as defined above as
of February 28, 2010.

This report is intended solely for
the information and use of management
 and the Board
of Directors of the Fund and the
Securities and Exchange Commission
and is not
intended to be, and should not be,
used by anyone other than these specified parties.



Ernst & Young LLP

Boston, Massachusetts
April 21, 2010